SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): April 15, 2005

NEUROCRINE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22705	33-0525145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12790 El Camino Real		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 617-7600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.
SIGNATURES

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

     On April 15, 2005 the Board of Directors of Neurocrine Biosciences, Inc. (the “Company”) adopted the Neurocrine Incentive Bonus Plan for 2005 (the “Bonus Plan”). Under the Bonus Plan, the target cash bonus for the Chief Executive Officer is 50% of base salary and for officer vice presidents is 40% of base salary with individual’s potential payouts ranging from 0% to 150% of the target. Actual bonuses paid under the Bonus Plan, if any, will be based on a combination of achievement of (i) objective personal goals, (ii) individual performance criteria and (iii) objective Company performance goals. The objective Company performance goals for the Company for 2005 include securing certain regulatory approvals, establishment of a sale force, advancing product candidates through clinical development, advancing the Company’s portfolio of research programs into development and other financial, operating, licensing and intellectual property goals the Company does not disclose because they constitute confidential business information.

The Board of Director’s approval of the terms of the 2005 Bonus Plan shall not be deemed to create an enforceable agreement between the Company and any eligible participant and the Board of Directors retains the discretion to change plan design and participants without notice to, or approval of, any participants. No entitlement to payouts under the 2005 Bonus Plan shall exist until the payments are authorized by the Board of Directors.

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SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 15, 2005	NEUROCRINE BIOSCIENCES, INC.
/s/ PAUL W. HAWRAN
Paul W. Hawran
Executive Vice President and Chief Financial Officer

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